UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024 (November 26, 2024)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the Company announced the following officer appointments and resignations effective upon the closing (the “Closing”) of the transactions (the “Transactions”) contemplated by that certain Purchase Agreement, dated as of September 29, 2024 (the “Purchase Agreement”), by and among Gogo Direct Holdings LLC, a Delaware limited liability company (“Gogo Direct”), Satcom Direct Holdings, Inc., a Delaware corporation (“SD Seller”), SDHC Holdings, Inc., a Delaware corporation (“SDHC Seller”), Satcom Direct Government Holdings, Inc., a Delaware corporation (“Satcom Government Seller”), ndtHost Holdings, Inc., a Delaware corporation (“ndtHost Seller” and, together with SD Seller, SDHC Seller and Satcom Government Seller, each a “Seller” and, collectively, “Sellers”), Satcom Direct, LLC, a Delaware limited liability company (f/k/a Satcom Direct, Inc., a Florida corporation) (“Satcom Direct”), Satcom Direct Holding Company, LLC, a Delaware limited liability company (formerly a Florida limited liability company) (“SDHC”), Satcom Direct Government, LLC (f/k/a Satcom Direct Government, Inc., a Florida corporation) (“Satcom Government”), ndtHost, LLC, a Delaware limited liability company (formerly a Florida limited liability company) (“ndtHost” and, together with Satcom Direct, SDHC, and Satcom Government, each, a “Parent Company” and, collectively, the “Parent Companies”), solely for purposes of Section 8.8 and Section 8.9 of the Purchase Agreement, James W. Jensen, in his individual capacity, and solely for purposes of Section 2.5 and Section 13.20, Gogo Inc., a Delaware corporation (the “Company”).

Officer Appointments

Christopher Moore, Chief Executive Officer and Director

The Company announced that Mr. Christopher Moore will serve as the new Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”) following the Closing. Mr. Moore, age 49, joins the Company from Satcom Direct, where he has served in various leadership roles since 2012, including President since 2019, Chief Operating Officer from 2017 to 2019 and Chief Commercial Officer from 2012 to 2015. Effective upon his appointment as Chief Executive Officer, Mr. Moore will become the Company’s principal executive officer. Effective upon his appointment to the Board, Mr. Moore will serve as a Class II director of the Board, and his initial term will expire at the Company’s 2027 annual meeting of stockholders. There are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Moore, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Oakleigh Thorne, Executive Chair of the Board

The Company announced that Mr. Oakleigh Thorne will serve as the new Executive Chair of the Board. Mr. Thorne, age 67, has served as the Company’s Chief Executive Officer since March 2018, as a member of the Board since 2006 and as a member of the board of directors of Aircell, the Company’s predecessor, from 2003 until 2007. Except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, there are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Thorne, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mike Begler, Executive Vice President, Chief Operating Officer

The Company announced that Mr. Mike Begler will serve as the new Executive Vice President, Chief Operating Officer of the Company, effective January 1, 2025. Mr. Begler, age 59, has served as Senior Vice President of Gogo Product Operations since January 2018 and as the Company’s Vice President, Production Operations from February 2014 to January 2018. There are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Begler, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Zachary Cotner, Chief Financial Officer

The Company announced that Mr. Zachary Cotner will serve as the new Chief Financial Officer of the Company following the Closing. Mr. Cotner, age 41, joins the Company from Satcom Direct, where he has served as Chief Financial Officer since November 2018. Effective upon his appointment as Chief Financial Officer, Mr. Cotner will become the Company’s principal financial officer. There are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Cotner, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Hayden Olson, Executive Vice President, General Manager, SD Government

The Company announced that Mr. Hayden Olson will serve as the new Executive Vice President, General Manager, SD Government following the Closing. Mr. Olson, age 45, joins the Company from Satcom Government, where he has served as Senior Vice President and General Manager since June 2022 and as Vice President of Strategy and Business Operations from January 2022 to May 2022. Mr. Olson also founded and has served as the President of Olson Advisory Group LLC since June 2016. Previously, Mr. Olson served in various leadership roles at Erickson Incorporated from May 2015 to May 2021, including as Vice President and General Manager, Vice President of Administration and Director of Finance. There are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Olson, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Officer Resignations

Effective upon the Closing, Mr. Oakleigh Thorne resigned from his role as the Chief Executive Officer of the Company. Upon the effectiveness of his resignation as Chief Executive Officer, Mr. Thorne will no longer serve as the Company’s principal executive officer.

Effective upon the Closing, Ms. Jessica Betjemann resigned from her role as the Chief Financial Officer of the Company. Upon the effectiveness of her resignation as the Chief Financial Officer, Ms. Betjeman will no longer serve as the Company’s principal financial officer.

Employment Agreements

On November 13, 2024, Messrs. Moore and Olson, and on November 27, 2024, Mr. Cotner (collectively, the “Executives”), entered into employment agreements (the “Employment Agreements”) with Gogo Business Aviation, LLC, a wholly-owned subsidiary of the Company, each effective upon the Closing (the “Effective Date”).

The Employment Agreements set the base salaries of Messrs. Moore, Cotner and Olson at $850,000; $465,000; and $325,000 respectively, which shall be reviewed for increases at least annually, and provide that Messrs. Moore, Cotner and Olson will be eligible to receive an annual bonus with targets of 100%; 80%; and 60% of their base salaries, respectively, with the amount of such bonuses to be determined by the Compensation Committee of the Board. In addition, the Employment Agreements provide that, promptly or immediately following Closing, the Company will grant each of Messrs. Moore, Cotner and Olson an inducement award consisting of 2,000,000 restricted stock units, 100,000 restricted stock units and 25,000 restricted stock units, respectively. The inducement awards for the Executives will be subject to time-based vesting and, for Messrs. Moore and Cotner, performance-based vesting, and other terms to be set forth in their respective inducement award agreements. Commencing in the 2025 calendar year, Mr. Moore will receive an annual equity award with a grant date fair market value of at least $5,000,000, and Messrs. Cotner and Olson will each receive an annual equity award that will vest in equal annual installments over the four-year period following the date of grant. The Employment Agreements provide that subject to the applicable Executive’s relocation to the Denver, Colorado metropolitan area by the six-month anniversary of the Effective Date, the Company will reimburse relocation costs up to $133,000 for Mr. Moore and up to $50,000 for Messrs. Cotner and Olson, as well as reimburse their temporary housing costs prior to such relocation up to $10,000 per month each. The Employment Agreements also provide that the Executives will be eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

The Employment Agreements are for no specific term and either the Company or the Executives may terminate their respective employment at any time, with or without cause. If an Executive is terminated without cause, resigns for good reason, or is terminated due to his death, such Executive will be entitled to: (i) continuation of his base salary for 12 months following termination, (ii) a pro-rated annual bonus award earned based on actual performance, (iii) reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums to maintain substantially equivalent health insurance coverage for 12 months following termination, (iv) any earned but unpaid base salary, (v) reimbursement of any unreimbursed business expenses, (vi) any earned but unpaid annual bonus award for the prior year, and (vii) for Messrs. Moore and Cotner only, accelerated vesting of the time-based portion of their respective inducement awards. The payment of (i) and (ii) above and vesting contemplated in (vii) above will be contingent on the Executive executing a general release of all claims against the Company. The Executives are also subject to non-competition and non-solicitation covenants for 12 months after leaving the employment of the Company.

The foregoing description of the Employment Agreements is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreements, forms of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).

Change in Control Severance Agreements

On November 13, 2024 each of Messrs. Moore and Olson, and on November 27, 2024, Mr. Cotner, entered into Change in Control Severance Agreements with the Company, each effective upon the Closing (the “CIC Agreements”).

The CIC Agreements assure the Executives that they will be protected in the event of a change in control of the Company. Under the CIC Agreements, each Executive is entitled to receive 18 months of his base salary and target bonus, as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during such period, in each case, if, within two years following a change in control or, prior to a change in control but following the execution of an agreement the consummation of which would result in a change in control, the Executive is terminated by the Company without cause or the Executive resigns with good reason. Additionally, except with respect to the inducement equity awards for Messrs. Moore and Cotner, upon such termination, any unvested stock options and service-based equity awards would immediately become vested and exercisable, and any unvested performance-based equity awards would vest and/or be paid based on the performance level achieved as of the change in control or as of the last day of the fiscal quarter ended on or prior to the Executive’s termination date (whichever is greater).

The foregoing description of the CIC Agreements is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the CIC Agreements, forms of which will be filed as exhibits to 2024 Form 10-K.

Betjemann Employment Agreement Amendment

On November 27, 2024, Ms. Betjemann and the Company entered into an amendment (the “Betjemann Amendment”) to that certain employment agreement, dated March 11, 2023, between the Company and Ms. Betjemann. The Betjemann Amendment provides that Ms. Betjemann’s employment with the Company will terminate immediately following the Closing and, subject to Ms. Betjemann timely executing a general release of all claims against the Company, Ms. Betjemann will be entitled to: (i) continuation of her base salary for 12 months following termination and an additional 3 months if the Closing occurs before January 1, 2025, (ii) reimbursement of COBRA premiums to maintain substantially equivalent health insurance coverage for 12 months following termination, (iii) an annual bonus award earned in respect of calendar year 2024, and (iv) payment of reasonable fees and costs incurred by Ms. Betjemann for outplacement services up to $50,000.

Additionally, (i) 50% of all of Ms. Betjemann’s outstanding equity awards will vest on the date the general release of claims becomes effective, with vested stock options remaining exercisable for up to 18 months following the termination date and (ii) the remaining 50% of all of Ms. Betjemann’s outstanding equity awards will vest upon the filing of the Company’s Annual Report on Form 10-K, subject to Ms. Betjemann’s continued cooperation and assistance with Company matters following the termination date, as reasonably requested by the Company.

The foregoing description of the Betjemann Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Betjemann Amendment, the form of which will be filed as an exhibit to the 2024 Form 10-K.

Retention Bonus Agreements

In connection with the Transactions, on November 13, 2024, each of Messrs. Moore and Olson, and on November 27, 2024, Mr. Cotner entered into a Retention Bonus Agreement with the Company (the “Retention Bonus Agreements”), which became effective on the date of Closing and provide such individuals with a retention bonus of $6,000,000; $1,500,000; and $4,000,000, respectively (the “Retention Bonuses”). Each Retention Bonus vests one-third on the date of Closing and one-third on each anniversary thereafter, in each case, subject to the recipient’s continued employment through the applicable vesting date or earlier qualifying termination of employment or change in control.

The foregoing description of the Retention Bonuses is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Retention Bonus Agreements, the form of which will be filed as an exhibit to the 2024 Form 10-K.

Forward Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Transactions, the Company’s business outlook, industry, business strategy, plans, goals and expectations concerning the Company’s market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities. Additional information concerning these and other factors can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC on May 7, 2024, August 7, 2024 and November 5, 2024. Any one of these factors or a combination of these factors could materially affect the Company’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: December 2, 2024